News Release

Unisys Announces 3Q23 Results

Company Raises Full-Year Guidance for Revenue Growth and Profitability

•Revenue up 0.7% year over year (YoY), or a decline of 1.4% YoY in constant currency(1)
•Excluding License and Support (Ex-L&S)(14), revenue growth of 6.2% YoY, or growth of 4.1% in constant currency
•Ex-L&S pipeline(3) growth of 18% YoY, Next-Gen Solutions(6) pipeline growth of 50% YoY
•Unisys raises full-year guidance for 2023; now expects constant currency revenue growth of 0% to 1.5%, non-GAAP operating profit(7) margin of 5.0% to 6.0% and adjusted EBITDA(8) margin of 12.5% to 13.5%

BLUE BELL, Pa., November 6, 2023 – Unisys (NYSE: UIS) today reported financial results for the third quarter ended September 30, 2023.
Unisys reported another solid quarter of results. Total revenue grew 0.7% YoY or a decline of 1.4% in constant currency. Ex-L&S revenue increased by 6.2% YoY, or 4.1% in constant currency and License and Support (L&S)(13) revenue was better than expected due to increased client consumption levels. Ex-L&S solutions pipeline TCV is 18% higher than a year ago, driven by a 50% increase in Next-Gen Solutions pipeline.
During the quarter, Unisys unveiled its new quantum-powered solution - Unisys Logistics OptimizationTM - that leverages quantum computing, advanced analytics, and proprietary pre-trained artificial intelligence models to solve complex logistics optimization challenges in seconds. This cutting-edge solution enables faster and smarter business decisions that help airlines, freight forwarders, and ground handlers by giving them an optimal plan for packing, storing and routing shipments across multiple vehicles more efficiently and cost effectively.
“We are raising our 2023 guidance ranges based on another solid quarter of revenue and profit results. We saw increased activity with existing clients in both Digital Workplace Solutions and Cloud, Applications & Infrastructure Solutions segments and our License and Support solutions saw increased consumption levels. Our pipeline is robust, with a significant portion of Next-Gen Solutions opportunities such as applications, cloud, data and artificial intelligence, and employee experience. We are also excited by the initial market reception to our new Unisys Logistics Optimization solution, which we believe has the potential to advance cargo logistics," said Unisys Chair and CEO Peter A. Altabef.

Summary of Third Quarter 2023 Results
Please refer to the accompanying financial tables for a reconciliation of the GAAP to non-GAAP measures presented except for financial guidance since such a reconciliation is not practicable without unreasonable effort.

•Revenue:
◦Revenue of $464.6M vs. $461.2M in 3Q22, up 0.7% YoY, or down 1.4% YoY in constant currency
◦Ex-L&S revenue of $397.5M vs. $374.3M in 3Q22, up 6.2% YoY, or up 4.1% YoY in constant currency, driven by expansion and new scope with existing clients
•Gross Profit:
◦Gross profit of $95.3M vs. $104.3M in 3Q22
◦Gross profit margin of 20.5% vs. 22.6% in 3Q22, down 210 bps YoY, primarily due to lower software license renewals, as expected
◦Ex-L&S gross profit margin of 14.0% vs. 11.7% in 3Q22, up 230 bps YoY, primarily driven by additional expenses associated with a contract included in the prior year period and delivery improvements
•Operating Profit:
◦GAAP operating loss of $17.1M vs. $8.0M operating loss in 3Q22
◦GAAP operating loss margin of 3.7% vs. 1.7% operating loss margin in 3Q22
◦Non-GAAP operating profit of $0.4M vs. $14.1M operating profit in 3Q22
◦Non-GAAP operating profit margin of 0.1% vs. 3.1% operating profit margin in 3Q22
•Net Income/Loss:
◦GAAP net loss of $50.0M vs. net loss of $40.1M in 3Q22
◦Non-GAAP net loss(9) of $22.3M vs. net income of $3.1M in 3Q22
•Adjusted EBITDA:
◦Adjusted EBITDA of $37.0M vs. $52.5M in 3Q22
◦Adjusted EBITDA margin of 8.0% vs. 11.4% in 3Q22
•Earnings/Loss Per Share:
◦Diluted loss per share of $0.73 vs. diluted loss per share of $0.59 in 3Q22
◦Non-GAAP diluted loss per share of $0.33 vs. diluted earnings per share of $0.05 in 3Q22
•Cash Flow:
◦Cash used for operations was $4.1M vs. cash provided by $44.5M in 3Q22
◦Free cash flow(10) was $(25.7)M vs. $23.8M in 3Q22
◦Adjusted free cash flow(12) was $1.4M vs. $53.1M in 3Q22
◦Prior year period benefited from the timing of L&S technology collections
•Pipeline, TCV and Backlog:
◦Total company pipeline increased 11% YoY and decreased (5%) quarter over quarter (QoQ)
▪Increase in YoY primarily due to new logo opportunities
▪Next-Gen Solutions pipeline increased 50% YoY and decreased (8%) QoQ

◦TCV(4) decreased (47%) YoY and (31%) QoQ primarily due to the timing of contract renewals in Ex-L&S
▪The company expects strong sequential growth in TCV for the fourth quarter of 2023, renewals signed in October 2023 exceed total 3Q23 TCV.
◦Ex-L&S pipeline increased 18% YoY and decreased (6%) QoQ
▪Increase in YoY driven by 68% growth in Ex-L&S new logo pipeline, the majority of which are Next-Gen Solutions opportunities
◦Ex-L&S TCV decreased (46%) YoY and (30%) QoQ primarily due to the timing of contract renewals
◦Backlog(2) was $2.38B vs. $2.69B in 2Q23 primarily driven by contract renewal timing
•Balance Sheet:
◦As of September 30, 2023, total cash and cash equivalents was $385.0M vs. $391.8M as of December 31, 2022
3Q23 Financial Highlights by Segment:
Digital Workplace Solutions (DWS):
•Revenue:
◦DWS revenue of $140.9M vs. $130.1M in 3Q22, an increase of 8.3% YoY, or an increase of 6.2% YoY in constant currency, primarily driven by additional scope with existing clients
•Gross Margin:
◦DWS gross profit margin of 14.8% vs. 15.1% in 3Q22, a decrease of 30 bps YoY
Cloud, Applications & Infrastructure Solutions (CA&I):
•Revenue:
◦CA&I revenue $133.5M vs. $122.3M in 3Q22, an increase of 9.2% YoY, or an increase of 8.7% YoY in constant currency, in part due to new scope with existing clients
•Gross Margin:
◦CA&I gross profit margin of 15.3% vs. 5.6% in 3Q22, an increase of 970 bps YoY, primarily driven by additional expenses associated with a contract included in the prior year period as well as delivery improvements in 3Q23
Enterprise Computing Solutions (ECS):
•Revenue:
◦ECS revenue of $122.2M vs. $137.7M in 3Q22, a decline of 11.3% YoY, or a decline of 14.2% YoY in constant currency, due to lower software license renewals
•Gross Margin:
◦ECS gross profit margin was 50.2% vs. 58.7% in 3Q22, a decrease of 850 bps YoY, primarily due to lower software license renewals

2023 Financial Guidance
The company raises full-year 2023 revenue growth and profitability guidance:

	Revised Guidance	Prior Issued Guidance
Revenue in constant currency*	0% to 1.5%	(7.0)% to (3.0)%
Non-GAAP operating profit margin	5.0% to 6.0%	2.0% to 4.0%
Adjusted EBITDA margin	12.5% to 13.5%	9.5% to 11.5%

*Revised guidance assumes Ex-L&S growth of 3.0% to 4.5% and approximately $420 million of L&S revenue compared to prior guidance, which assumed Ex-L&S growth of (1.0)% to 4.0% and approximately $350 million of L&S revenue.

Conference Call
Unisys will hold a conference call with the financial community on Tuesday, November 7, 2023, at 8 a.m. ET to discuss the results.
The live, listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Website at www.unisys.com/investor. In addition, domestic callers can dial 1-844-695-5518 and international callers can dial 1-412-902-6749 and provide the following conference passcode: Unisys Corporation Call.
A webcast replay will be available on the Unisys Investor Website shortly following the conference call. A replay will also be available by dialing 1-877-344-7529 for domestic callers or 1-412-317-0088 for international callers and entering access code 5366968 from two hours after the end of the call until November 20, 2023.

(1) Constant currency – A significant amount of the company’s revenue is derived from international operations. As a result, the company’s revenue has been and will continue to be affected by changes in the U.S. dollar against major international currencies. The company refers to revenue growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior-period revenue at a consistent exchange rate rather than the actual exchange rates in effect during the respective periods.

(2) Backlog – Represents future revenue associated with contracted work which has not yet been delivered or performed. Although the company believes this revenue will be recognized, it may, for commercial reasons, allow the orders to be canceled, with or without penalty.

(3) Pipeline – Represents qualified prospective sale opportunities for which bids have been submitted or vetted prospective sales opportunities which are being actively pursued. There is no assurance that the pipeline will translate into revenue.

(4) Total Contract Value (TCV) – Represents the estimated revenue related to contracts signed in the period without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

(5) Book-to-bill – Represents total contract value booked divided by revenue in a given period.

(6) Next-Gen Solutions – Includes our Modern Workplace solutions within DWS, Digital Platforms and Applications (DP&A) solutions within CA&I, Specialized Services and Next-Gen Compute (SS&C) solutions within ECS, as well as Micro-Market solutions. The company uses estimated Next-Gen Solutions metrics to provide insight into the company's progress in shifting the revenue mix towards solutions that are generally higher-growth and higher-margin.

(7) Non-GAAP operating profit – This measure excludes pretax postretirement expense and pretax charges in connection with cost-reduction activities and other expenses.

(8) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income (loss) attributable to noncontrolling interests, interest expense (net of interest income), provision for (benefit from) income taxes, depreciation and amortization. Adjusted EBITDA further excludes postretirement expense and cost-reduction activities and other expenses, non-cash share-based expense, and other (income) expense adjustments.

(9) Non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share – These measures excluded postretirement expense and charges in connection with cost-reduction activities and other expenses. The tax amounts related to these items for the calculation of non-GAAP diluted earnings (loss) per share include the current and deferred tax expense and benefits recognized under GAAP for these items.

(10) Free cash flow – Represents cash flow from operations less capital expenditures.

(11) Pre-pension free cash flow – Represents free cash flow before postretirement contributions

(12) Adjusted free cash flow – Represents free cash flow less cash used for postretirement funding and cost-reduction activities and other payments.

(13) License and Support (L&S) – Represents software license and related support revenue within the company's ECS segment.

(14) Excluding License and Support (Ex-L&S) – These measures exclude revenue, gross profit and gross profit margin in connection with software license and support revenue within the company’s ECS segment. The company provides these measures to allow investors to isolate the impact of software license renewals, which tend to be significant and impactful based on timing, and related support services in order to evaluate the company’s business outside of these areas.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Unisys cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Unisys’ ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and that TCV is based, in part, on the assumption that each of those contracts will continue for their full contracted term. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon Unisys. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on Unisys will be those anticipated by management. Forward-looking statements in this release and the accompanying presentation include, but are not limited to, any projections or expectations of revenue growth, margin expansion, achievement of operational efficiencies and savings, future growth of our Next-Gen solutions, TCV, backlog, pipeline, book-to-bill, full-year 2023 revenue growth and profitability guidance, including constant currency revenue, non-GAAP operating profit margin and adjusted EBITDA margin, our pension liability and statements regarding future economic conditions or performance.
Additional information and factors that could cause actual results to differ materially from Unisys’ expectations are contained in Unisys’ filings with the U.S. Securities and Exchange Commission (SEC), including Unisys’ Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this release is representative as of the date of this release only and while Unisys periodically reassesses material trends and uncertainties affecting Unisys’ results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, Unisys does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Information
This release includes certain non-GAAP financial measures that exclude certain items such as postretirement expense and cost-reduction activities and other expenses that the company believes are not indicative of its ongoing operations, as they may be unusual or non-recurring. The inclusion of such items in financial measures can make the company’s profitability and liquidity results difficult to compare to prior periods or anticipated future periods and can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that non-GAAP measures are useful to investors because they provide supplemental information about the company’s financial performance and liquidity, as well as greater transparency into management’s view and assessment of the company’s ongoing operating performance.
Non-GAAP financial measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results and to isolate in some instances the impact of software license renewals, which tend to be lumpy, and related support services in order to evaluate the company’s business outside of these areas. These items are uncertain, depend on various factors, and could have a material impact on the company's GAAP results for the applicable period. These measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below except for financial guidance and other forward-looking information since such a reconciliation is not practicable without unreasonable efforts as the company is unable to reasonably forecast certain amounts that are necessary for such reconciliation. This information has been provided pursuant to the requirements of SEC Regulation G.

About Unisys
Unisys is a global technology solutions company that powers breakthroughs for the world's leading organizations. Our solutions – digital workplace; cloud, applications & infrastructure; enterprise computing; and business process – help our clients challenge the status quo and create new possibilities. To learn how we deliver breakthroughs for our clients – and have been pushing the possible for 150 years – visit unisys.com and follow us on LinkedIn.

Contacts:	For Investors:
Michaela Pewarski, Unisys, +1 215-274-1254
Investor@unisys.com

For Press:
Patricia Gonzalez, Unisys, +1 817-846-7662
Patricia.Gonzalez@unisys.com

###

RELEASE NO.: 1106/9929

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Services	$415.2	$395.2	$1,236.1	$1,187.6
Technology	49.4	66.0	221.7	235.3
	464.6	461.2	1,457.8	1,422.9
Costs and expenses
Cost of revenue
Services	324.0	318.2	963.6	961.6
Technology	45.3	38.7	124.1	121.5
	369.3	356.9	1,087.7	1,083.1
Selling, general and administrative	108.1	106.3	321.3	320.3
Research and development	4.3	6.0	15.9	17.3
	481.7	469.2	1,424.9	1,420.7
Operating (loss) income	(17.1)	(8.0)	32.9	2.2
Interest expense	7.8	7.9	22.9	24.6
Other (expense), net	(3.6)	(23.3)	(217.2)	(66.2)
Loss before income taxes	(28.5)	(39.2)	(207.2)	(88.6)
Provision for income taxes	20.4	0.7	55.7	25.1
Consolidated net loss	(48.9)	(39.9)	(262.9)	(113.7)
Net income attributable to noncontrolling interests	1.1	0.2	2.5	0.8
Net loss attributable to Unisys Corporation	$(50.0)	$(40.1)	$(265.4)	$(114.5)

Loss per share attributable to Unisys Corporation
Basic	$(0.73)	$(0.59)	$(3.89)	$(1.69)
Diluted	$(0.73)	$(0.59)	$(3.89)	$(1.69)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	CA&I	ECS	Other
Three Months Ended September 30, 2023
Revenue	$464.6	$140.9	$133.5	$122.2	$68.0
Gross profit percent	20.5%	14.8%	15.3%	50.2%
Three Months Ended September 30, 2022
Revenue	$461.2	$130.1	$122.3	$137.7	$71.1
Gross profit percent	22.6%	15.1%	5.6%	58.7%

	Total	DWS	CA&I	ECS	Other
Nine Months Ended September 30, 2023
Revenue	$1,457.8	$406.9	$392.1	$445.0	$213.8
Gross profit percent	25.4%	13.5%	15.1%	58.4%
Nine Months Ended September 30, 2022
Revenue	$1,422.9	$382.1	$381.5	$444.1	$215.2
Gross profit percent	23.9%	13.7%	5.5%	60.0%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$385.0	$391.8
Accounts receivable, net	388.3	402.5
Contract assets	14.7	28.9
Inventories	15.6	14.9
Prepaid expenses and other current assets	88.1	92.3
Total current assets	891.7	930.4
Properties	401.5	410.8
Less-accumulated depreciation and amortization	330.6	334.9
Properties, net	70.9	75.9
Outsourcing assets, net	39.6	66.4
Marketable software, net	164.2	165.1
Operating lease right-of-use assets	32.6	42.5
Prepaid postretirement assets	121.8	119.5
Deferred income taxes	102.7	118.6
Goodwill	287.1	287.1
Intangible assets, net	45.1	52.4
Restricted cash	8.9	10.9
Assets held-for-sale	6.4	6.4
Other long-term assets	199.9	190.4
Total assets	$1,970.9	$2,065.6
Total liabilities and equity
Current liabilities:
Current maturities of long-term debt	$12.7	$17.4
Accounts payable	140.1	160.8
Deferred revenue	202.0	200.7
Other accrued liabilities	285.0	271.6
Total current liabilities	639.8	650.5
Long-term debt	487.0	495.7
Long-term postretirement liabilities	661.6	714.6
Long-term deferred revenue	102.0	122.3
Long-term operating lease liabilities	19.8	29.7
Other long-term liabilities	54.5	31.0
Commitments and contingencies
Total Unisys Corporation stockholders' deficit	(32.4)	(14.7)
Noncontrolling interests	38.6	36.5
Total equity	6.2	21.8
Total liabilities and equity	$1,970.9	$2,065.6

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Consolidated net loss	$(262.9)	$(113.7)
Adjustments to reconcile consolidated net loss to net cash provided by (used for) operating activities:
Foreign currency (gains) losses	(2.1)	6.3
Non-cash interest expense	0.9	1.0
Employee stock compensation	12.9	15.2
Depreciation and amortization of properties	20.9	29.3
Depreciation and amortization of outsourcing assets	37.5	48.8
Amortization of marketable software	37.7	42.7
Amortization of intangible assets	7.3	7.7
Other non-cash operating activities	0.4	0.2
Loss on disposal of capital assets	0.3	1.6
Postretirement contributions	(41.3)	(33.9)
Postretirement expense	214.1	34.1
Deferred income taxes, net	14.5	(6.5)
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Receivables, net and contract assets	58.3	48.4
Inventories	(0.6)	(5.6)
Other assets	(24.8)	(2.5)
Accounts payable and current liabilities	(33.7)	(101.5)
Other liabilities	11.8	6.2
Net cash provided by (used for) operating activities	51.2	(22.2)
Cash flows from investing activities
Proceeds from investments	2,044.3	2,441.0
Purchases of investments	(2,030.0)	(2,499.4)
Investment in marketable software	(32.9)	(35.2)
Capital additions of properties	(15.4)	(21.5)
Capital additions of outsourcing assets	(11.4)	(8.1)
Purchase of businesses, net of cash acquired	—	(0.3)
Other	(0.9)	(0.9)
Net cash used for investing activities	(46.3)	(124.4)
Cash flows from financing activities
Payments of long-term debt	(13.7)	(14.6)
Other	(0.4)	(3.8)
Net cash used for financing activities	(14.1)	(18.4)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.4	(30.6)
Decrease in cash, cash equivalents and restricted cash	(8.8)	(195.6)
Cash, cash equivalents and restricted cash, beginning of period	402.7	560.6
Cash, cash equivalents and restricted cash, end of period	$393.9	$365.0

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2023	2022	2023	2022
	GAAP net loss attributable to Unisys Corporation	$(50.0)	$(40.1)	$(265.4)	$(114.5)

Postretirement expense:	pretax	10.3	11.4	214.1	34.1
	tax	(0.2)	0.2	(0.6)	0.4
	net of tax	10.5	11.2	214.7	33.7

Cost reduction and other expenses:	pretax	17.6	32.0	57.7	72.9
	tax	0.4	—	0.7	0.1
	net of tax	17.2	32.0	57.0	72.8
	noncontrolling interest	—	—	—	—
	net of noncontrolling interest	17.2	32.0	57.0	72.8

	Non-GAAP net (loss) income attributable to Unisys Corporation	$(22.3)	$3.1	$6.3	$(8.0)

	Weighted average shares (thousands)	68,381	67,787	68,205	67,623
Plus incremental shares from assumed conversion:
	Employee stock plans	—	339	805	—
	Non-GAAP adjusted weighted average shares	68,381	68,126	69,010	67,623

	Diluted earnings (loss) per share
	GAAP basis
	GAAP net loss attributable to Unisys Corporation for diluted loss per share	$(50.0)	$(40.1)	$(265.4)	$(114.5)
	Divided by weighted average shares	68,381	67,787	68,205	67,623
	GAAP diluted loss per share	$(0.73)	$(0.59)	$(3.89)	$(1.69)

	Non-GAAP basis
	Non-GAAP net (loss) income attributable to Unisys Corporation for diluted (loss) earnings per share	$(22.3)	$3.1	$6.3	$(8.0)
Divided by Non-GAAP adjusted weighted average shares		68,381	68,126	69,010	67,623
Non-GAAP diluted (loss) earnings per share		$(0.33)	$0.05	$0.09	$(0.12)

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Cash provided by (used for) operations	$(4.1)	$44.5	$51.2	$(22.2)
Additions to marketable software	(11.6)	(11.6)	(32.9)	(35.2)
Additions to properties	(3.5)	(7.5)	(15.4)	(21.5)
Additions to outsourcing assets	(6.5)	(1.6)	(11.4)	(8.1)
Free cash flow	(25.7)	23.8	(8.5)	(87.0)
Postretirement funding	10.2	8.8	41.3	33.9
Pre-pension free cash flow	(15.5)	32.6	32.8	(53.1)
Cost reduction and other payments, net	16.9	20.5	56.7	40.8
Adjusted free cash flow	$1.4	$53.1	$89.5	$(12.3)

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net loss attributable to Unisys Corporation	$(50.0)	$(40.1)	$(265.4)	$(114.5)
Net income attributable to noncontrolling interests	1.1	0.2	2.5	0.8
Interest expense, net of interest income of $6.9, $2.9, $20.0 and $8.8, respectively*	0.9	5.0	2.9	15.8
Provision for income taxes	20.4	0.7	55.7	25.1
Depreciation	19.6	22.9	58.4	78.1
Amortization	15.6	15.5	45.0	50.4
EBITDA	$7.6	$4.2	$(100.9)	$55.7

Postretirement expense	$10.3	$11.4	$214.1	$34.1
Cost reduction and other expenses**	15.2	27.3	50.5	60.2
Non-cash share based expense	3.8	4.7	12.5	14.7
Other expense, net adjustment***	0.1	4.9	9.3	12.4
Adjusted EBITDA	$37.0	$52.5	$185.5	$177.1

*Included in other (expense), net on the consolidated statements of income (loss)
**Reduced for depreciation and amortization included above
***Other expense, net as reported on the consolidated statements of income (loss) less postretirement expense, interest income and items included in cost reduction and other expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue	$464.6	$461.2	$1,457.8	$1,422.9
Net loss attributable to Unisys Corporation as a percentage of revenue	(10.8)%	(8.7)%	(18.2)%	(8.0)%
Non-GAAP net (loss) income attributable to Unisys Corporation as a percentage of revenue	(4.8)%	0.7%	0.4%	(0.6)%
Adjusted EBITDA as a percentage of revenue	8.0%	11.4%	12.7%	12.4%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP operating (loss) profit	$(17.1)	$(8.0)	$32.9	$2.2
Cost reduction and other expenses*	17.1	21.6	42.8	42.8
Postretirement expense**	0.4	0.5	1.1	1.6
Non-GAAP operating profit	$0.4	$14.1	$76.8	$46.6

Revenue	$464.6	$461.2	$1,457.8	$1,422.9

GAAP operating (loss) profit percent	(3.7)%	(1.7)%	2.3%	0.2%
Non-GAAP operating profit percent	0.1%	3.1%	5.3%	3.3%

*Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss)
**Included in selling, general and administrative on the consolidated statements of income (loss)

EXCLUDING LICENSE AND SUPPORT (EX-L&S) REVENUE AND GROSS PROFIT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP revenue	$464.6	$461.2	$1,457.8	$1,422.9
L&S revenue	67.1	86.9	284.8	297.9
Ex-L&S Non-GAAP revenue	$397.5	$374.3	$1,173.0	$1,125.0

GAAP gross profit	$95.3	$104.3	$370.1	$339.8
L&S gross profit	39.6	60.5	198.5	216.7
Ex-L&S Non-GAAP gross profit	$55.7	$43.8	$171.6	$123.1

GAAP gross profit percent	20.5%	22.6%	25.4%	23.9%
Ex-L&S Non-GAAP gross profit percent	14.0%	11.7%	14.6%	10.9%